                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 11,214,498 shares of common stock under the Millennium Pharmaceuticals, Inc. 2000 Stock Incentive Plan of our report dated January 22, 2001 with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP


Boston, Massachusetts
January 21, 2002